Exhibit 16.1

March 21, 2025

United States Securities and Exchange

Commission Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C.

20549

Dear Sirs/Madams,

Re: Marvion, Inc.

We have read the statements under item 4.01 in Form 8-K dated March 21, 2025, of Marvion, Inc. to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm.

Regards,

Yours faithfully,

For: Olayinka Oyebola & Co

/s/ Olayinka Oyebola & Co

Yinka Oyebola FCA

Managing Partner/CEO